MADISON, NJ - October 13, 1998 --  American Home Products
Corporation (NYSE: AHP) and Monsanto Company (NYSE: MTC) announced today that they have terminated their merger agreement by mutual consent. The Board of Directors of each of the two companies has determined that the transaction is not in the best interest of their respective stockholders.

AHP is one of the world's largest research-based pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of prescription drugs and over-the-counter medications. It is also a global leader in vaccines, biotechnology, agricultural products and animal health care.

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